 Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of July 15, 2010, by and among Applied DNA Sciences, Inc., a Delaware corporation, with headquarters located at 25 Health Sciences Drive, Stony Brook, New York 11790 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

WHEREAS:

A.
The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.
The Company has authorized a new series of senior secured convertible notes of the Company which notes shall be convertible into the Company’s common stock, $0.001 par value per share (the “Common Stock”), or into other securities in certain circumstances, all in accordance with the terms of the Notes (as defined below).

C.
Each Buyer wishes to purchase on a several and not a joint basis, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate principal amount of the Notes, in substantially the form attached hereto as Exhibit A (the “Notes”), set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be $1,100,000 (as converted, collectively, the “Conversion Shares”).

D.
Contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, substantially in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights with respect to the Registrable Securities (as defined in the Registration Rights Agreement) under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

E.	The Notes and the Conversion Shares are collectively are referred to herein as the “Securities.”

F.
The Notes will be secured by a security interest in all of the assets of the Company and the stock and assets of each of the Company’s subsidiaries, as evidenced by the security agreements, substantially in the form attached hereto as Exhibits C and D (collectively, the “Security Documents).

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1.             PURCHASE AND SALE OF NOTES.

(a)           Purchase of Notes.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), a principal amount of Notes as is set forth opposite such Buyer’s name in column (3) on the Schedule of Buyers (the “Closing”).

(b)           Closing.  The Closing shall occur on the Closing Date (as defined below) at the offices of Troutman Sanders LLP, 405 Lexington Avenue, New York, New York 10174.

(c)           Purchase Price.  The purchase price for each Buyer of the Notes to be purchased by each such Buyer at the Closing shall be the amount set forth opposite such Buyer’s name in column (4) of the Schedule of Buyers (the “Purchase Price”).

(d)           Closing Date.  The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City Time, July 15, 2010 after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below (or such later date as is mutually agreed to by the Company and each Buyer).

(e)           Delivery and Payment.  On or prior to the Closing Date, each Buyer shall pay its Purchase Price for the Notes to be issued and sold to such Buyer at the Closing by wire transfer of immediately available funds to such account or accounts of the Company as the Company shall specify, and the Company shall deliver to each Buyer, the Notes (in the principal amounts as such Buyer shall request) which such Buyer is then purchasing duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

2.             BUYER’S REPRESENTATIONS AND WARRANTIES.

Each Buyer represents and warrants with respect to only itself and no other Buyer that:

(a)           No Public Sale or Distribution.  Such Buyer is (i) acquiring the Notes and (ii) upon conversion of the Notes will acquire the Conversion Shares issuable upon conversion of the Notes, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act; provided, however, that by making the representations herein, such Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.  Such Buyer is acquiring the Securities hereunder in the ordinary course of its business.  Except as previously disclosed to the Company in writing, such Buyer (i) does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined in Section 3(s)) to distribute any of the Securities, and (ii) is not a broker-dealer registered with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any entity engaged in the business that would require it to be so registered as a broker-dealer.

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(b)           Accredited Investor Status.  Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.  The information regarding Buyer set forth in Schedule 2(b) is true and correct in all material respects.

(c)           Reliance on Exemptions.  Such Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Securities.

(d)           Information.  Such Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Buyer.  Such Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Neither such inquiries nor any other due diligence investigations conducted by such Buyer or its advisors, if any, or its representatives shall modify, amend or affect such Buyer’s right to rely on the Company’s representations and warranties contained herein.  Such Buyer understands that its investment in the Securities involves a high degree of risk.  Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.  Such Buyer has not relied on any information or advice furnished by or on behalf of the Agent (as defined below) in connection with the transactions contemplated hereby.

(e)           No Governmental Review.  Such Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f)           Transfer or Resale.  Such Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) and may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  The Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document (as defined in Section 3(b)), including, without limitation, this Section 2(f).

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(g)           Legends.  Such Buyer understands that the certificates or other instruments representing the Notes and, until such time as the resale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement, the stock certificates representing the Conversion Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue Securities to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the 1933 Act,  (iii) in connection with a sale pursuant to Rule 144 if such holder provides the Company with reasonable assurance, including reasonable representations and warranties, that the Securities are being sold, assigned or transferred pursuant to Rule 144 or (iv) the Securities may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule thereto). The Company shall be responsible for the fees of its transfer agent, the costs of any legal opinions required by its transfer agent and all DTC fees associated with such issuance.

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(h)           Validity; Enforcement.  This Agreement, the Registration Rights Agreement and the Security Documents to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of such Buyer and shall constitute the legal, valid and binding obligations of such Buyer enforceable against such Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)           Residency.  Such Buyer is a resident of that jurisdiction specified below its address on the Schedule of Buyers.

(j)           Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding with a placement agent entered into by or on behalf of such Buyer.

(k)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than consummating the transactions contemplated hereunder, such Buyer has not, nor has any Person acting on behalf of or pursuant to any understanding with such Buyer, directly or indirectly executed any purchases or sales, including “short sales,” as defined in Rule 200 of Regulation SHO under the 1934 Act, of the securities of the Company during the period commencing from the time that such Buyer was first contacted by the Company or the Agent regarding the transactions contemplated hereby until the date hereof.  Notwithstanding the foregoing, in the case of a Buyer that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Buyer’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Buyer’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, such Buyer has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

3.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each of the Buyers as of the date hereof that:

(a)           Organization and Qualification.  Each of the Company and its “Subsidiaries” (which for purposes of this Agreement means any entity in which the Company, directly or indirectly, owns a majority in voting power of the capital stock or equity or similar interests) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Except as set forth on Schedule 3(a), each of the Company and its Subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, taken as a whole, or on the transactions contemplated by this Agreement and the other Transaction Documents, or on the authority or ability of the Company to perform its obligations under the Transaction Documents.  The Company does not, directly or indirectly, own any of the capital stock or hold an equity or similar interest in any entity except as set forth on Schedule 3(a).  The Company has no Subsidiaries except as set forth on Schedule 3(a).

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(b)           Authorization; Enforcement; Validity.  The Company and its Subsidiaries each has the corporate power and authority to enter into and perform its obligations under this Agreement, the Notes, the Registration Rights Agreement, the Security Documents, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)) to which it is a party, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities in accordance with the terms hereof and thereof.  The execution and delivery of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes, the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion of the Notes, and the granting of a security interest in the Collateral (as defined in the Security Documents), have been duly authorized by the Company’s and such Subsidiaries’ respective Board of Directors and no further consent, or authorization is required by the Company, such Subsidiaries, their respective  Board of Directors or their respective stockholders.  This Agreement and the other Transaction Documents have been duly executed and delivered by the Company and such Subsidiaries, and constitute the legal, valid and binding obligations of the Company and such Subsidiaries, enforceable against the Company and such Subsidiaries in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)           Issuance of Securities.  The issuance of the Notes are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof.  As of the Closing, 19,978,206 shares of Common Stock shall have been duly authorized and reserved for issuance which equals 100% of the maximum number of shares Common Stock issuable upon conversion of the Notes.  Upon conversion in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  Subject to the accuracy of the representations made by each Buyer in Section 2, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

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(d)           No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the granting of a security interest in the Collateral and reservation for issuance and issuance of the Conversion Shares) will not (i) result in a violation of the Certificate of Incorporation (as defined in Section 3(r)) of the Company or any certificate or articles of incorporation, certificate of formation, any certificate of designations or other charter document of any of its Subsidiaries, or Bylaws (as defined in Section 3(r)) of the Company or any of its Subsidiaries or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the OTC Bulletin Board (the “Principal Market”)) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

(e)           Consents.  Except for the filing with the SEC of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement, the filing with the SEC of a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents, the filing of the Form D with the SEC and for such filings as shall be required under state securities or “blue sky” laws, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof, which have not been or will not be obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries have no knowledge of any facts or circumstances which might prevent the Company from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence.

(f)           Acknowledgment Regarding Buyer’s Purchase of Securities.  The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company, (ii) an “Affiliate” of the Company (as defined in Rule 144) or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act).  The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities.  The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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(g)           No General Solicitation; Placement Agent’s Fees.  Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than for persons engaged by any Buyer or its investment advisor) relating to or arising out of the transactions contemplated hereby.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, attorney’s fees and out-of-pocket expenses) arising in connection with any such claim.  The Company acknowledges that it has engaged Basis Financial, LLC, as placement agent (the “Agent”), in connection with the sale of the Securities.  Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(h)           No Integrated Offering.  None of the Company, its Subsidiaries, any of their Affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

(i)           Dilutive Effect.  The Company understands and acknowledges that the number of Conversion Shares issuable upon conversion of the Notes will increase in certain circumstances.  The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of the Notes in accordance with this Agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j)           Application of Takeover Protections; Rights Agreement.  The Company, its Subsidiaries and their respective Boards of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation, other governing documents, or the laws of the jurisdiction of their incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and any Buyer’s ownership of the Securities.

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(k)           SEC Documents; Financial Statements.  Since September 30, 2009, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof or prior to the Closing Date, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by or on behalf of the Company to the Buyers which is not included in the SEC Documents, including, without limitation, information referred to in Section 2(d) of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.

(l)           Absence of Certain Changes.  Since September 30, 2009, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its Subsidiaries.  Since September 30, 2009, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, in excess of $100,000 outside of the ordinary course of business or (iii) had capital expenditures, individually or in the aggregate, in excess of $100,000.  Neither the Company nor any of its Subsidiaries have taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge that its creditors intend to initiate involuntary bankruptcy proceedings.  The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing as of the Closing Date will not be, Insolvent (as defined below).  For purposes of this Section 3(l), “Insolvent” means with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined in Section 3(s)), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(m)           No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated by the Company to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

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(n)           Conduct of Business; Regulatory Permits.  Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate or Articles of Incorporation or other charter document, or Bylaws.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except in all cases for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future.  Since August 15, 2001, the Common Stock has been designated for quotation on the Principal Market. During the two years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit, except where it would not have, individually or in the aggregate, a Material Adverse Effect.

(o)           Foreign Corrupt Practices.  Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p)           Intentionally Omitted.

(q)           Transactions With Affiliates.  Except as set forth on Schedule 3(q), none of the officers, directors or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company or any of its Subsidiaries, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

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(r)           Equity Capitalization.  As of the date hereof, the authorized capital stock of the Company consists of 800,000,000 shares of Common Stock, of which as of the date hereof, 334,115,403 shares are issued and are outstanding and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which as of the date hereof, none are issued and outstanding.  Except as provided on Schedule 3(r), the Company does not have any shares reserved for issuance pursuant to the Company’s stock option plan, pursuant to outstanding options, warrants and other securities exercisable exchangeable for, or convertible into, shares of Common Stock.  All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  Except as set forth on Schedule 3(r), (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its Subsidiaries; (iii) there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no effective financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries that have not been terminated or that will not be terminated on or prior to the Closing; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its Subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.  Not less than $2,150,000 principal amount of debt securities identified in Schedule 3(r) will automatically convert into shares Common Stock prior to October 31, 2010.  The Company has furnished to the Buyers true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof in respect thereto.

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(s)           Indebtedness and Other Contracts.  Except as disclosed in Schedule 3(s),  neither the Company nor any of its Subsidiaries (i) has any outstanding Indebtedness (as defined below), (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.  Schedule 3(s) provides a detailed description of the material terms of any such outstanding Indebtedness.  For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with United States generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(t)           Absence of Litigation.  Except as set forth on Schedule 3(t), there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise.

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(u)           Insurance.  The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged.  Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any knowledge that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)           Employee Relations.  (i)  Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its Subsidiaries believe that their relations with their employees are good.  No executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company or any such Subsidiary.  No executive officer of the Company or any of its Subsidiaries, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

(ii)           The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w)           Title.  The Company and its Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries.  Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

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(x)           Intellectual Property Rights.  The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement.  To the Company’s knowledge, none of the Company or any of its Subsidiaries have infringed upon any of the Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.  Except as set forth on Schedule 3(x), the Company has no knowledge of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

(y)           Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.  The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(z)           Subsidiary Rights.  The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(aa)         Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of  1940, as amended.

(bb)        Tax Status.  The Company and each of its Subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company has no knowledge of any basis for any such claim.

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(cc)           Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the date hereof neither the Company nor any of its Subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries.

(dd)         Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(ee)         Ranking of Notes.  Except as set forth on Schedule 3(ee), no Indebtedness of the Company is senior to or ranks pari passu with the Notes in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

(ff)           Form S-1 Eligibility.  The Company is eligible to register the Conversion Shares for resale by the Buyers using Form S-1 promulgated under the 1933 Act.

(gg)         Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income, franchise, gross receipts or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

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(hh)         Price of Securities; Compensation.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent and except as set forth in schedule 3(hh), paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ii)           Acknowledgement Regarding Buyers’ Trading Activity.  The Company understands and acknowledges (i) that none of the Buyers have been asked to agree, nor has any Buyer agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iii) that each Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares deliverable with respect to Securities are being determined and (b) such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted.  The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Notes or any of the documents executed in connection herewith.

(jj)           Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information other than the terms of, and the existence of, the transactions contemplated hereby.  The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company.  Taken as a whole, all disclosure provided to the Buyers regarding the Company, any of its Subsidiaries, their business and the transactions contemplated hereby, including the Schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or with respect to written information omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(kk)         U.S. Real Property Holding Corporation.  The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Buyer’s request.

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(ll)           Stock Option Plan. The stock options granted by the Company were granted (i) in accordance with the terms of the applicable Company stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under United States generally accepted accounting principles and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

4.           COVENANTS.

(a)           Reasonable Best Efforts.  Each party shall use its reasonable best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b)           Form D and Blue Sky.  The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing.  The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date.  The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(c)           Reporting Status.  Until the earlier of (i) the date on which the Buyers shall have sold all the Conversion Shares and none of the Notes is outstanding and (ii) the date on which the Buyers may sell all of the Conversion Shares without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor rule thereto) promulgated under the 1933 Act (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would otherwise permit such termination.

(d)           Use of Proceeds.  The Company will use the proceeds from the sale of the Securities for general working capital purposes, including, without limitation, the creation of a sales and marketing organization.

(e)           Intentionally Omitted

(f)           Quotation.  The Company shall maintain the Common Stock’s authorization for quotation on the Principal Market.  To the extent the Common Stock is subsequently listed upon a national securities exchange or automated quotation system, the Company shall promptly secure the listing of all of the Registrable Securities (as defined in the Registration Rights Agreement) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed (subject to official notice of issuance) and shall maintain such listing of all Registrable Securities from time to time issuable under the terms of the Transaction Documents.  Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market.  The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(f).

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(g)           Fees.  The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent.  The Company shall pay, and hold each Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment.  Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyers.

(h)           Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged by an Investor (as defined in the Registration Rights Agreement) in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(f) hereof; provided that an Investor and its pledgee shall be required to comply with the provisions of Section 2(f) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(i)            Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the first Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the form of the Notes, the Registration Rights Agreement and the Security Documents) as exhibits to such filing (including all attachments, the “8-K Filing”).  From and after the filing of the 8-K Filing with the SEC, without its consent, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Buyer.  If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries, it shall provide the Company with written notice thereof.  The Company shall, within five (5) trading days of receipt of such notice, make public disclosure of such material, nonpublic information.  Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations.  Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or Affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise., unless such disclosure is required by law, regulation or the Principal Market.  As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

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(j)           Variable Securities;

(i)           For long as any Notes remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Conversion Price (as defined in the Notes) with respect to the Common Stock into which any Note is convertible.  For purposes of clarification, this section does not prohibit the issuance of securities with customary “weighted average” or “full ratchet” anti-dilution adjustments that adjust the fixed conversion or exercise price of securities sold by the Company in the future.

(k)           Corporate Existence.  So long as any Buyer beneficially owns any Securities, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(l)            Reservation of Shares.  So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock issuable upon conversion of the Notes then outstanding (without taking into account any limitations on the conversion of the Notes set forth in the Notes).

(m)           Conduct of Business.  The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(n)           Additional Issuances of Securities.

(i)           For purposes of this Section 4(n), the following definitions shall apply.

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(1)           “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2)           “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3)           “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii)           From the date hereof until the later to occur of (i) the date on which none of the Notes is outstanding and (ii) the date two years from the date hereof, the Company will not, directly or indirectly, offer, sell, grant any Option, or otherwise dispose of (or announce any offer, sale, grant or any Option or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with this Section 4(n)(ii).

(1)           The Company shall deliver to each Buyer an irrevocable written notice (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers all of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the aggregate principal amount of Notes purchased hereunder (the “Basic Amount”), and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(2)           To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the tenth Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”).  If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary.

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(3)           The Company shall have twenty days from the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring person or persons or less favorable to the Company than those set forth in the Offer Notice.

(4)           In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(n)(ii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(n)(ii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(n)(ii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities.  In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(n)(ii)(1) above.

(5)           Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(ii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  Notwithstanding anything to the contrary contained in this Agreement, if the Company does not consummate the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, within twenty (20) Business Days of the expiration of the Offer Period, the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(n)(ii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer.  The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

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(6)           Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(n)(ii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(iii)           This Section 4(n) shall not apply to (1) Options issued under the Company’s 2005 Stock Incentive Plan to officers, directors or employees of or consultants to the Company for compensation or incentive purposes and (2) Options or any of the Company’s or its Subsidiaries’ equity or equity equivalent securities, including without limitation, any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents that are (a) outstanding on the date hereof, or (b) issued in connection with the settlement of the matter entitled Intervex, Inc. v. Applied DNA Sciences, Inc. (Supreme Court of the State of New York Index No.08-601219) described on schedule 3(t).

(o)           Corporate Governance Policies.  Within sixty (60) days of the Closing Date, the Company will use commercially reasonably efforts to adopt and be in compliance with the corporate governance standards applicable to companies listed on either the New York Stock Exchange, the NYSE Amex or the Nasdaq Stock Market.

(p)           Executive Officers and Compensation Arrangements.  The Company will use commercially reasonable efforts to hire additional senior officers and adopt compensation plans and arrangements that are competitive with comparably situated companies in the business in which the Company is engaged.

(q)           [Intentionally omitted]

(r)            Collateral Agent.

(i)           Etico Capital, LLC is hereby appointed Collateral Agent under the Security Documents and each Buyer hereby authorizes Etico Capital, LLC, in such capacity, to act as its agent in accordance with the terms of the Security Documents and this Agreement.  The provisions of this Section 4(r) are solely for the benefit of the Buyers and the Company and its Affiliates shall not have any rights as a third party beneficiary of any of the provisions thereof.  In performing its functions and duties under the Security Documents and this Agreement, the Collateral Agent shall act solely as an agent of Buyers and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with the Company or any of its Affiliates. The Collateral Agent shall be obligated, and shall have the powers and rights, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Security Documents. If any provision, duty, obligation or right under the Security Documents is in conflict with any provision, duty, obligation or right under this Agreement then this Agreement shall control. The Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents and such powers as are incidental thereto.

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(ii)           Each Buyer irrevocably authorizes the Collateral Agent to take such action on such Buyer’s behalf and to exercise such powers, rights and remedies hereunder as are specifically delegated or granted to the Collateral Agent by the terms of this Agreement and the Security Documents, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and therein. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. Notwithstanding any other provisions hereof or of any provision of the Security Documents, the Collateral Agent shall not have or be deemed to have any fiduciary relationship with the Buyers or any other person or entity, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the Security Documents or otherwise exist against the Collateral Agent.  Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement or the Security Documents with reference to the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law.

(iii)           The Collateral Agent may act in reliance upon any writing or instrument or signature which it, in good faith, believes to be genuine, and may assume the validity and accuracy of any statement or assertion contained in such a writing or instrument and may assume that any person or entity purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.  The Collateral Agent may consult with counsel and shall be entitled to act, and shall be fully protected in any action taken in good faith, in accordance with advice given by counsel.  The Collateral Agent shall not be liable to the Company or any of its Affiliates, or the Buyers for any recitals or warranties herein or in the Security Documents, nor for the effectiveness, enforceability, validity or due execution of the Security Documents or any other agreement, document or instrument, nor to make any inquiry respecting the performance by any party of their respective obligations thereunder.  Any such inquiry which may be made by the Collateral Agent shall not obligate it to make any further inquiry or to take any action.

(iv)           The Collateral Agent shall not be required to take any action which, in the Collateral Agent’s sole and absolute judgment, could involve it in expense or liability unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.  In the event the Collateral Agent receives conflicting instructions hereunder or under any of the Security Documents, the Collateral Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Collateral Agent.  Neither the Collateral Agent nor any of its directors, officers, employees or agents shall be liable, except for the Collateral Agent’s bad faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction for any action taken or omitted under or in connection with this Agreement, the Security Documents or any other instrument or document in connection herewith or therewith.

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(v)           The Company, its Subsidiaries and the Buyers jointly and severally hereby agree to indemnify the Collateral Agent, its directors, officers, employees and agents (collectively, the “Indemnified Parties”), and hold the Indemnified Parties harmless from any and against all liabilities, losses, actions, suits or proceedings at law or in equity, and any other expenses, fees or charges of any character or nature, including, without limitation, attorney’s fees and expenses, which an Indemnified Party may incur or with which it may be threatened by reason of acting as or on behalf of the Collateral Agent under this Agreement or the Security Documents, except to the extent the same shall be caused by the Collateral Agent’s bad faith, gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.  The Collateral Agent shall not be required to take any action hereunder or under the Security Documents, or to prosecute or defend any suit in respect of this Agreement or the Security Documents, unless it is indemnified thereunder to its satisfaction.  If any indemnity in favor of the Collateral Agent shall be or become, in its determination, inadequate, the Collateral Agent may call for additional indemnification from the Company, such Subsidiaries and the Buyers and/or cease to do the acts indemnified against hereunder until such additional indemnity is given. The terms of this clause (vi) shall survive termination of this Agreement.

(vi)           The Collateral Agent may resign or be removed by the Buyers (by a vote of the holders of a majority of the outstanding principal of the Notes) as Collateral Agent hereunder at any time upon at least thirty (30) days’ prior notice.  If the Collateral Agent at any time shall resign, the Buyers shall (by a vote of the holders of a majority of the outstanding principal of the Notes), within ten (10) days after such notice appoint a successor Collateral Agent which shall thereupon become the Collateral Agent hereunder and under the Security Documents.  If no successor Collateral Agent shall have been so appointed, and shall have accepted such appointment, within the above time frame the retiring Collateral Agent may appoint a successor.  Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall be entitled to receive from the retiring Collateral Agent such documents of transfer and assignment as such successor Collateral Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement.  After the effective date of any retiring Collateral Agent’s resignation hereunder as collateral agent, the provisions of this section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement.

(vii)        The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any default or Event of Default unless the Collateral Agent has received a copy of a notice thereof from a Buyer referring to this Agreement and describing such default or Event of Default.  In the event that the Collateral Agent receives such a notice, the Collateral Agent shall promptly give notice thereof to the other Buyers and to the Company.  The Collateral Agent shall be permitted to take such action with respect to any default or Event of Default as provided in this Agreement and the Security Documents.

(viii)       Each Buyer, by its acceptance of the benefits hereof and of the Security Documents, agrees that it shall have no right individually to realize upon any of the Collateral, it being understood and agreed by each Buyer that all rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Buyer in accordance with the provisions of this Agreement and the Security Documents in the Collateral Agent’s sole and absolute discretion.

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(ix)           Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to its creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Pledgor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings including, without limitation, all amounts received by the Collateral Agent on behalf of the Buyers, or received by the Buyers, shall be paid by the in accordance with its outstanding secured Obligations to each of the Buyers in accordance with clause (xiii) below.  Any and all amounts referred to in this clause (x) or any other amounts or proceeds of collateral received by any of the Buyers shall be held in trust for the benefit of all of the Buyers, shall be immediately delivered by the applicable Buyers to the Collateral Agent in the amount and form received, and shall be apportioned, paid over or delivered among the Buyers in accordance with clause (xii) of this Agreement.

(x)           Except as provided by law, the security interests in the Collateral shall be for the ratable benefit of the Buyers and the holders of outstanding debt listed on Schedule 3(s) hereto, shall rank equally in priority, none being senior or subordinate to any other. No Buyer shall contest the validity, perfection, priority or enforceability of the lien of any other Buyer in the Collateral.  Each Buyer, by its acceptance of the benefits hereof, agrees that it shall have no right individually to realize upon any of the Collateral under this Agreement, the Security Documents, pursuant to applicable law, or otherwise, it being understood and agreed by each Buyer that all rights and remedies under this Agreement, the Security Documents, pursuant to applicable law, or otherwise, may be exercised solely by the Collateral Agent for the benefit of Buyers in accordance with the provisions of this Agreement and the Security Documents.

(xi)           Upon any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or total or partial liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings (each such payment, distribution and/or amount is hereafter referred to as a “Collateral Proceeds Amount”), shall be disbursed in accordance with clause (xii) below.

(xii)         Any and all Collateral Proceeds Amount and any other amounts or proceeds of Collateral received by any of the Buyers shall be held in trust for the benefit of all of the Buyers, shall be immediately delivered by the applicable Buyer to the Collateral Agent in the amount and form received, and, subject to the rights to any of the Collateral Proceeds Amount or such other amounts or proceeds of Collateral of the holders of the other security interests in the Collateral referred to in clause (x) above, shall be apportioned, paid over or delivered as follows: first, to the Collateral Agent for the payment or reimbursement of any expenses and fees of, or any other amount payable to, the Collateral Agent hereunder or under the Security Documents, and next, among the Buyers on a pro rata basis to each in accordance with the Company’s outstanding obligations to each of the Buyers which are secured pursuant to this Agreement.

(s)           Conduct of Business.  Neither the Company nor its Subsidiaries will conduct its business in violation of any term of or in default under its Certificate of Incorporation or other charter documents, or Bylaws.  Neither the Company nor any of its Subsidiaries will conduct its business in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, except for possible violations which would not, individually or in the aggregate, have a Material Adverse Effect.

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5.           REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a)           Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes in which the Company shall record the name and address of the Person in whose name the Notes have been issued (including the name and address of each transferee), the principal amount of Notes held by such Person and the number of Conversion Shares issuable upon conversion of the Notes held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b)           Transfer Agent Instructions.  The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Conversion Shares issued at the Closing or upon conversion of the Notes in such amounts as specified from time to time by each Buyer to the Company upon conversion of the Notes in the form of Exhibit E attached hereto (the “Irrevocable Transfer Agent Instructions”).  The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(g) hereof, will be given by the Company to its transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents.  If a Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(f), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Buyer to effect such sale, transfer or assignment.  In the event that such sale, assignment or transfer involves Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or pursuant to Rule 144, the transfer agent shall issue such Securities to the Buyer, assignee or transferee, as the case may be, without any restrictive legend.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to a Buyer.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that a Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6.           CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Notes to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i)           Such Buyer and each other Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

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(ii)           Such Buyer and each other Buyer shall have delivered to the Company the Purchase Price for the Notes being purchased by such Buyer and each other Buyer at the Closing by wire transfer of immediately available funds.

(iii)           The representations and warranties of such Buyer and each other Buyer shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and such Buyer and each other Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer and each other Buyer at or prior to the Closing Date.

7.           CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Notes at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)           The Company shall have executed and delivered to such Buyer (A) each of the Transaction Documents and (B) the Notes (in such principal amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(ii)           Such Buyer shall have received the opinion of Fulbright & Jaworski L.L.P., the Company’s outside counsel, dated as of the Closing Date, substantially in the form attached hereto as Exhibit F.

(iii)         The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, substantially in the form attached hereto as Exhibit E, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(iv)         The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, as of a date within 10 days of the Closing Date.

(v)          The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business and the failure to so qualify would have a Material Adverse Effect, as of a date within 10 days of the Closing Date.

(vi)         The Company shall have delivered to such Buyer a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within 10 days of the Closing Date.

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(vii)           The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Certificate of Incorporation and (iii) the Bylaws, each as in effect as of the Closing, in the form attached hereto as Exhibit G.

(viii)         The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit H.

(ix)           The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five days of the Closing Date.

(x)            The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date.

(xi)           The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

(xii)           In accordance with the terms of the Security Documents, the Company shall have delivered to the Collateral Agent appropriate financing statements on Form UCC-1 to be duly filed in such office or offices as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by each Security Document.

(xiii)          The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8.           TERMINATION.  In the event that the Closing shall not have occurred with respect to a Buyer on or before ten (10) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement at the close of business on such date without liability of any party to any other party; provided, however, this if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the non-breaching Buyers for the expenses described in Section 4(g) above.

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9.           MISCELLANEOUS.

(a)           Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c)           Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)           Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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(e)           Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders (as defined in the Note), and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on all Buyers and holders of Securities, as applicable.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the applicable Securities then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents or holders of Notes.  The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f)           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Applied DNA Sciences, Inc.
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
Telephone:	(631) 444-6370
Facsimile:	(631) 444-8848
Attention:	Chief Financial Officer

With copies to:

Fulbright & Jaworski L.L.P
666 Fifth Avenue
New York, NY 10103-3198
Telephone:	(212) 318-3000
Facsimile:	(212) 318-3400
Attention:	Merrill Kraines, Esq.

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If to the Transfer Agent:

American Stock Transfer and Trust Company
6201 15th Ave.
Brooklyn, New York 11219
Telephone: (718) 921-8210
Facsimile: (718) 921-8355
Attention: Joseph Alicia

If to a Buyer, to its address and facsimile number set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Notes.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes).  A Buyer may assign some or all of its rights hereunder without the consent of, but upon prompt written notice to, the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights.

(h)           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)           Reliance by the Agent. The parties agree and acknowledge that the Agent may rely on the representations, warranties, agreements and covenants of the Company contained in this Agreement and may rely on the representations and warranties to the respective Buyer set forth in this Agreement as if such representations, warranties, agreements and covenants, as applicable, were made directly to the Agent. The parties further agree that the Agent may relay on or, if the Agent so requests, be specifically named as an addressee of, the legal opinions to be delivered pursuant to this Agreement. In addition, no representation, warranty or covenant, express or implied, is or will be made by the Agent with respect to the Company or the transactions contemplated by this Agreement; and no responsibility of any kind exists with the Agent with respect to the completeness or accuracy of, or any other matter concerning, any other information made or provided by the Company or its representatives to the Buyer (as to diligence matters or otherwise) or with respect to any statements made regarding any such information by the Company, its representatives or the Agent to the Buyers.

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(j)           Survival.  Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing for a period of one (1) year from the date hereof.  Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k)           Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)           Indemnification.  In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, taxes, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.  Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 9(l) shall be the same as those set forth in Section 6 of the Registration Rights Agreement.

(m)           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n)           Remedies.  Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers.  The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

32

(o)           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(p)           Payment Set Aside.  To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(q)           Independent Nature of Buyers’ Obligations and Rights.  The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

33

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

APPLIED DNA SCIENCES, INC.

By:
Name: Dr. James A. Hayward
Title: President and Chief Executive Officer

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

Attestation of Receipt of Documents

Each Buyer hereby attests to receipt and review of the following documents:

1.) Purchase Agreement (including all exhibits and schedules)

2.) Registration Rights Agreement

3.) Security Agreements

4.) Form of Note

5.) Executive Summary and Execution Memorandum

BUYERS:

By:
Name:
Title:

SCHEDULE OF BUYERS
(1)	(2)	(3)	(4)	(5)

Buyer	Address and Facsimile Number	Aggregate Principal Amount of Notes	Purchase Price	Legal Representative’s Address and Facsimile Number

EXHIBITS

Exhibit A	Form of Notes
Exhibit B	Registration Rights Agreement
Exhibit C	Form of Security Agreement of the Company
Exhibit D	Form of Security Agreement of APDN (B.V.I.) Inc.
Exhibit E	Irrevocable Transfer Agent Instructions
Exhibit F	Form of Outside Company Counsel Opinion
Exhibit G	Form of Secretary’s Certificate
Exhibit H	Form of Officer’s Certificate

SCHEDULES

Schedule 2(b)	Investor Suitability
Schedule 3(a)	Subsidiaries
Schedule 3(r)	Equity Capitalization
Schedule 3(s)	Indebtedness and Other Contracts
Schedule 3(t)	Litigation
Schedule 3(x)	Intellectual Property Rights
Schedule 3(ee)	Ranking of Notes
Schedule 3(hh)	Price of Securities; Compensation

Exhibit A

Form of Notes

Exhibit B

Registration Rights Agreement

Exhibit C

Form of Security Agreement of the Company

Exhibit D

Form of Security Agreement of the APDN (B.V.I.) Inc.

Exhibit E

TRANSFER AGENT INSTRUCTIONS
APPLIED DNA SCIENCES, INC.
July 15, 2010

American Stock Transfer and Trust Company, LLC
Operations Center
6201 15th Avenue, Third Floor
Brooklyn, NY 11219
Attention:  Jessenia Tejada

Ladies and Gentlemen:

Reference is made to that certain Securities Purchase Agreement, dated as of July 15, 2010 (the “Agreement”), by and among Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), and the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyers”), pursuant to which the Company is issuing to the Buyers senior secured convertible notes of the Company (the “Notes”), which will be convertible into shares of the Company’s common stock, $0.001 par value per share (the ”Common Stock”).  The shares of Common Stock to be converted thereunder are referred to herein as the “Conversion Shares.”

This letter shall serve as our authorization and direction to you (provided that you are the transfer agent of the Company at such time) to issue the Conversion Shares to or upon the order of a Buyer from time to time upon delivery to you of a properly completed and duly executed Conversion Notice, in the form attached hereto as Exhibit I, which has been acknowledged by the Company as indicated by the signature of a duly authorized officer of the Company thereon.

Specifically, upon receipt by the Company of a copy of a Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day (as defined below) after receipt of such Conversion Notice, send, via facsimile, a Conversion Notice, which shall constitute an irrevocable instruction to you to process such Conversion Notice in accordance with the terms of these instructions. Upon your receipt of a copy of the executed Conversion Notice, you shall use your best efforts to, (A) provided you are participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, within five (5) Business Days following the date of receipt of the Conversion Notice credit such aggregate number of shares of Common Stock to which the Buyer shall be entitled to the Buyer’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system or (B) provided you are not participating in the DTC Fast Automated Securities Transfer Program or if a Buyer otherwise requests, within ten (10) Business Days following the date of receipt of the Conversion Notice issue and surrender to a common carrier for overnight delivery to the address as specified in the Conversion Notice, a certificate, registered in the name of the Buyer or its designee, for the number of shares of Common Stock to which the Buyer shall be entitled as set forth in the Conversion Notice (“Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.)

You acknowledge and agree that so long as you have previously received (a) written confirmation from the outside legal counsel of the Company that either (i) a registration statement covering resales of the Conversion Shares has been declared effective by the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), or (ii) that sales of the Conversion Shares may be made in conformity with Rule 144 under the 1933 Act, and (b) if applicable, a copy of such registration statement, then, as soon as practicable after your receipt of a notice of transfer or Conversion Notice, you shall issue the certificates representing the Conversion Shares and such certificates shall not bear any legend restricting transfer of the Conversion Shares thereby and should not be subject to any stop-transfer restriction; provided, however, that if such Conversion Shares are not registered for resale under the 1933 Act or able to be sold under Rule 144, then the certificates for such Conversion Shares shall bear the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

A form of written confirmation from the Company’s outside legal counsel that a registration statement covering resales of the Conversion Shares has been declared effective by the SEC under the 1933 Act is attached hereto as Exhibit II.

Please execute this letter in the space indicated to acknowledge your agreement to act in accordance with these instructions.  Should you have any questions concerning this matter, please contact me at (631) 444-6841.

Very truly yours,

APPLIED DNA SCIENCES, INC.

By:
Name: Dr. James A. Hayward
Title: President and Chief Executive Officer

THE FOREGOING INSTRUCTIONS ARE
ACKNOWLEDGED AND AGREED TO
this 15th day of June, 2010
AMERICAN STOCK TRANSFER AND TRUST COMPANY, LLC

By:
Name:
Title:

Enclosures

EXHIBIT I
APPLIED DNA SCIENCES, INC.
CONVERSION NOTICE

Reference is made to the Senior Secured Convertible Note (the “Note”) issued to the undersigned by Applied DNA Sciences, Inc. (the “Company”).  In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Note) of the Note indicated below into Conversion Shares (as defined in the Note) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of [Common Stock] [Subsequent Financing Securities] [Qualified Financing Securities] to be issued:

Please issue the [Common Stock] [Subsequent Financing Securities] [Qualified Financing Securities] into which the Conversion Amount of the Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

Installment Amount to be reduced and amount
of reduction for each Installment Date:

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs American Stock Transfer and Trust Company, LLC to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated July 15, 2010 from the Company and acknowledged and agreed to by American Stock Transfer and Trust Company, LLC.

APPLIED DNA SCIENCES, INC

By:
Name:
Title:

EXHIBIT II
FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

American Stock Transfer and Trust Company, LLC
Operations Center
6201 15th Avenue, Third Floor
Brooklyn, NY 11219
Attention:  [_______]

Re:           Applied DNA Sciences, Inc.

Ladies and Gentlemen:

[We are] counsel to Applied DNA Sciences, Inc., a Delaware corporation, (the “Company”), and have represented the Company in connection with that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) entered into by and among the Company and the buyers named therein (collectively, the “Buyers”) pursuant to which the Company issued to the Buyers senior secured convertible notes (the “Notes”) convertible into the Company’s common stock, $0.001 par value per share (the ”Common Stock”).  Pursuant to the Securities Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Buyers (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Registrable Securities (as defined in the Registration Rights Agreement), including the shares of Common Stock issuable upon conversion of the Notes, under the Securities Act of 1933, as amended (the “1933 Act”).  In connection with the Company’s obligations under the Registration Rights Agreement, on ____________ ___, 200_, the Company filed a Registration Statement on Form S-1 (File No. 333-_____________) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the Registrable Securities which names each of the Buyers as a selling stockholder thereunder.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the 1933 Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Registrable Securities are available for resale under the 1933 Act pursuant to the Registration Statement.

This letter shall serve as our standing instruction to you that the shares of Common Stock are freely transferable by the Buyers pursuant to the Registration Statement.  You need not require further letters from us to effect any future legend-free issuance or reissuance of shares of Common Stock to the Holders as contemplated by the Company’s Irrevocable Transfer Agent Instructions dated July 15, 2010, provided at the time of such reissuance, the Company has not otherwise notified you that the Registration Statement is unavailable for the resale of the Registrable Securities.

Very truly yours,

[ISSUER’S COUNSEL]

By:
CC: [LIST NAMES OF BUYERS]

Exhibit F

Form of Outside Company Counsel Legal Opinion

Fulbright & Jaworski l.l.p.
A Registered Limited Liability Partnership
666 Fifth Avenue, 31st Floor
New York, New York  10103-3198
www.fulbright.com

telephone: (212) 318-3000	facsimile: (212) 318-3400

July 15, 2010

To the Buyers listed on the
Schedule of Buyers to the
Securities Purchase Agreement
dated as of July 15, 2010

Etico Capital, LP
Basis Financial, LLC
405 Lexington Avenue
Seventh Floor
New York, NY 10174

Re:	Applied DNA Sciences, Inc.

Ladies and Gentlemen:

We have acted as counsel to Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), and the BVI Sub (as hereinafter defined), in connection with the issuance and sale by the Company of the Securities pursuant to a Securities Purchase Agreement, dated as of July 15, 2010, by and between the Company and the investors listed on the Schedule of Buyers attached thereto (the “Purchase Agreement”).  In connection with our representation of the Company, we have been asked to render an opinion letter pursuant to Section 7(ii) of the Purchase Agreement with respect to those matters set forth herein.  Each capitalized term used herein and not otherwise defined or provided for herein shall have the meaning ascribed to such term in the Purchase Agreement.

In arriving at the opinions expressed below, we have examined and relied on the originals, or copies certified on otherwise identified to our satisfaction of:

(i)	the Purchase Agreement;

(ii)	the Registration Rights Agreement dated as of July 15, 2010 between the Company and the Buyers;

(iii)	the Notes (as defined in the Purchase Agreement);

(iv)	the Security Agreement dated as of July 15, 2010 between the Company and Etico Capital L.L.C., as Collateral Agent (the “Parent Security Agreement”);

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July 15, 2010

(v)
the Security Agreement dated as of July 15, 2010 between APDN (B.V.I.) Inc, a British Virgin Islands corporation and a wholly-owned subsidiary of the Company (“BVI Sub”), and Etico Capital L.L.C., as Collateral Agent (the “Subsidiary Security Agreement”);

(vi)	the Patent Security Agreement dated as of July 15, 2010 between the BVI Sub and the Collateral Agent;

(vii)	the Patent Security Agreement dated as of July 15, 2010 between the BVI Sub, as successor in interest by merger to Rixflex Holdings Limited, and the Collateral Agent;

(viii)	the Trademark Security Agreement dated as of July 15, 2010 between the Company and the Collateral Agent (the “Parent Trademark Security Agreement”);

(ix)	the Trademark Security Agreement dated as of July 15, 2010 between BVI Sub and the Collateral Agent;

(x)	the Trademark Security Agreement dated as of July 15, 2010 between the BVI Sub, as successor in interest by merger to Rixflex Holdings Limited, and the Collateral Agent;

(xi)	UCC-1 financing statement to be filed in the State of Delaware (the “Delaware UCC financing statement); and

(xii)	UCC-1 financing statement to be filed in the District of Columbia (the “D.C. UCC financing statement).

The agreements listed in clauses (i) through (x) are herein referred to as the “Opinion Documents”. The Opinion Documents referred to in clauses (iv) through (x) are herein referred to as the “Security Documents”.  The Opinion Documents referred to in clauses (vi) and (vii) are herein referred to as the “Subsidiary Patent Security Agreements”.  The Opinion Documents referred to in clauses (ix) and (x) are herein referred to as the “Subsidiary Trademark Security Agreements”.  Each of the Opinion Documents is governed by New York law.

July 15, 2010

In addition, we have examined such other documents (collectively, “Other Documents”) and corporate records and such questions of law as we deem necessary for the purposes of this opinion.  We have also examined such certificates of public officials and corporate officers of the Company as we have deemed relevant and appropriate as a basis for the opinions expressed herein, and we have made no effort to independently verify the facts set forth in such certificates.  Further, in making the foregoing examinations, we have assumed the genuineness of all signatures (other than signatures of the Company and the BVI Sub with respect to the Opinion Documents), the legal capacity of each person signatory to any of the documents reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.  We have also assumed, with respect to all agreements or instruments relevant hereto other than the Opinion Documents, that all parties thereto had the requisite power and authority (corporate or otherwise) to execute such agreements or instruments and that such agreements and instruments have been duly authorized, executed and delivered by such parties and constitute the legal, valid and binding obligations of each such party thereto, enforceable against it in accordance with its terms.  We have assumed that each Opinion Document has been duly authorized, executed and delivered by or on behalf of each of the parties thereto (other than the Company), that each such party (other than the Company) has the requisite power and authority to execute, deliver and perform such Opinion Documents to which it is a party and that such documents constitute the legal, valid and binding obligations of each such party thereto (other than the Company and the BVI Sub as provided herein), enforceable in accordance with their terms.  We have assumed that the Collateral Agent is the duly appointed agent of each of the Buyers pursuant to the Purchase Agreement and that there are no extrinsic agreements or understandings among the parties to the Opinion Documents that would modify or affect the interpretation of the terms of the Opinion Documents or the respective rights or obligations of the parties thereunder. In making the foregoing examinations, we have assumed that all representations and warranties made in the Opinion Documents (other than those which are expressed herein as our opinion) were and are true, correct and complete.  In rendering this opinion, we have made no independent investigation of the facts referred to herein, and have relied for purposes of this opinion exclusively on the facts set forth in the Opinion Documents and certificates of the Company, which facts we assume have been and will continue to be true, accurate and correct in all respects. Moreover, to the extent that any of the Other Documents is governed by the laws of any jurisdiction other than the federal laws of the United States or the laws of the State of New York, our opinion relating to those Other Documents is based solely upon the plain meaning of their language without regard to interpretation or construction that might be indicated by the laws governing those Other Documents.

Based upon the foregoing and in reliance thereon, and subject in all respects to the assumptions, exceptions, qualifications and limitations herein set forth, we are of the opinion that:

1.            The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and to conduct its business as presently conducted.

2.            The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Opinion Documents to which it is a party and each such Opinion Document has been duly authorized, executed and delivered by the Company.

3.            The Opinion Documents to which the Company is a party constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.  The Opinion Documents to which the BVI Sub is a party constitute valid and binding obligations of the BVI Sub, enforceable against the BVI Sub in accordance with their respective terms.

4.            When issued by the Company to the Buyers in accordance with the Purchase Agreement, the Notes will be duly authorized and validly issued.  The Conversion Shares have been duly and validly authorized and, when issued in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

July 15, 2010

5.            Other than in connection with any securities laws (with respect to which we direct you to paragraphs 6 and 7 below), the Company's execution and delivery of, and its performance and compliance as of the date hereof with the terms of, the Opinion Documents do not (i) violate the Company’s Certificate of Incorporation or Bylaws, (ii) violate the Delaware General Corporation Law or any statute, rule or regulation of United States Federal or New York state law that we have, in the exercise of customary professional diligence, recognized as applicable to the Company, or (iii) violate any judgment, order or decree known to us to be applicable to the Company.

6.            No consent, approval or authorization of or designation, declaration or filing with, any federal or New York State governmental authority on the part of the Company is required in connection with the valid execution, delivery and performance of the Opinion Documents, or the offer, sale or issuance of the Notes, other than (i) such as have been made or obtained, (ii) such as may be required under “Blue Sky” state laws applicable to the offering of the Notes (as to which we express no opinion) and (iii) as required in connection with the Company’s obligations under the Registration Rights Agreement.

7.            The offer and sale of the Notes in accordance with the Purchase Agreement and the issuance of the Conversion Shares in accordance with the Purchase Agreement and the Notes constitute transactions exempt from the registration requirements of the Securities Act of 1933, as amended.

8.            Under the Uniform Commercial Code as in effect in the State of New York on the date hereof (the “New York UCC”), the Parent Security Agreement is effective to create a valid, binding and enforceable security interest in favor of the Collateral Agent, in all of the right, title and interest of the Company in and to that portion of the Collateral (as defined in the Parent Security Agreement) in which a security interest may be created under Article 9 of the New York UCC (such portion the “Parent New York Collateral”).

9.            Under the New York UCC, the Subsidiary Security Agreement is effective to create a valid, binding and enforceable security interest in favor of the Collateral Agent in all of the right, title and interest of the BVI Sub in and to that portion of the Collateral (as defined in the Subsidiary Security Agreement) in which a security interest may be created under Article 9 of the New York UCC (such portion the “Subsidiary New York Collateral”; together with the Parent New York Collateral, the “Collateral”).

10.           Under the New York UCC in the case of subparagraph 10(a) below and the Uniform Commercial Code as in effect in the State of Delaware on the date hereof (the “Delaware UCC”) in the case of subparagraphs 10(b) and (c) below:

(a)           the local law of the State of Delaware governs perfection, by the filing of financing statements, of the Collateral Agent’s security interest in that part of the Parent New York Collateral in which a security interest may be perfected under the Delaware UCC by filing (the “Delaware Collateral”);

July 15, 2010

(b)           the Office of the Secretary of State of the State of Delaware (the “Delaware Filing Office”) is the proper office in which to file financing statements in order to perfect a security interest in that portion of the Delaware Collateral in which a security interest may be perfected by the filing of a financing statement in the State of Delaware (the “Delaware Filing Collateral”);

(c)           upon the proper filing of the Delaware UCC financing statement in the Delaware Filing Office, the security interest of the Collateral Agent will be perfected in the Delaware Filing Collateral; and

(d)           the Delaware UCC financing statement is sufficient within the meaning of 9-502 of the Delaware UCC.

11.           Under the New York UCC in the case of subparagraph 11(a) below and the Uniform Commercial Code as in effect in the District of Columbia on the date hereof (the “D.C. UCC”) in the case of subparagraphs 11(b) and (c) below:

(a)           the local law of the District of Columbia governs perfection, by the filing of financing statements, of the Collateral Agent’s security interest in that part of the Subsidiary New York Collateral in which a security interest may be perfected under the D.C. UCC by filing (the “D.C. Collateral”);

(b)           the Office of the Recorder of Deeds (the “D.C. Filing Office”) is the proper office in which to file financing statements in order to perfect a security interest in that portion of the D.C. Collateral in which a security interest may be perfected by the filing of a financing statement in the District of Columbia (the “D.C. Filing Collateral”);

(c)           upon the proper filing of the D.C. UCC financing statement in the D.C. Filing Office, the security interest of the Collateral Agent will be perfected in the D.C. Filing Collateral; and

(d)           the D.C. UCC financing statement is sufficient within the meaning of 9-502 of the D.C. UCC.

12.           Upon the proper filing of (i) financing statements covering the trademarks listed in Schedule 1 to the Parent Trademark Security Agreement (the “Parent Trademarks”) in the Delaware Filing Office and (ii) the Parent Trademark Security Agreement in the United States Patent and Trademark Office, with all applicable filing fees paid and the filings in such offices in the correct reel and frame listings, the security interest of the Collateral Agent will be perfected in that part of the Collateral consisting of the Parent Trademarks in which a security interest may be perfected by the filing of both (A) a financing statement in Delaware and (B) the Parent Trademark Security Agreement in the United States Patent and Trademark Office.

July 15, 2010

13.           Upon the proper filing of (i) financing statements covering the trademarks listed in Schedule 1 to the Subsidiary Trademark Security Agreements (the “Subsidiary Trademarks”) and the patents listed in Schedule 1 to the Subsidiary Patent Security Agreements (the “Subsidiary Patents”) in the D.C. Filing Office and (ii) the Subsidiary Trademark Security Agreements and the Subsidiary Patent Security Agreements in the United States Patent and Trademark Office, with all applicable filing fees paid and the filings in such offices in the correct reel and frame listings, the security interest of the Collateral Agent will be perfected in that part of the Collateral consisting of the Subsidiary Trademarks and the Subsidiary Patents in which a security interest may be perfected by the filing of both (A) a financing statement in the District of Columbia and (B) the Subsidiary Trademark Security Agreements and the Subsidiary Patent Security Agreements in the United States Patent and Trademark Office.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations.

A.           The foregoing opinions are expressly limited to matters under and governed by applicable Federal laws of the United States of America, the internal laws of the State of New York and the Delaware General Corporation Law, the Delaware UCC and the D.C. UCC, in each case in effect on the date hereof and which, in our experience, are normally applicable to the transactions provided for in the Transaction Documents.

B.            In rendering the opinion expressed in the first sentence of paragraph 1 regarding valid existence and good standing, we have relied solely on certificates of public officials as of recent dates. Our opinion expressed in paragraph 1 as to the Company having the corporate power to conduct its business as presently conducted is based solely on our understanding that the Company is a provider of botanical-DNA based security and authentication solutions used to protect products, brands and intellectual property of companies, governments and consumers from theft, counterfeiting, fraud and diversion.

C.           With respect to the opinion expressed in paragraph 3 above:

(1)           The enforceability of the Opinion Documents and the enforceability of any security interests created thereby may be limited or affected by (a) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, probate, conservatorship, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (b) the refusal of a particular court to grant (i) equitable remedies, including, without limiting the generality of the foregoing, specific performance and injunctive relief, or (ii) a particular remedy sought under the Opinion Documents, respectively, as opposed to another remedy provided for therein or another remedy available at law or in equity, (c) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law) and (d) judicial discretion.

July 15, 2010

(2)           We express no opinion as to the legality, validity, enforceability or binding effect of provisions of the Opinion Documents relating to indemnities and rights of contribution to the extent prohibited by public policy or which might require indemnification for losses or expenses caused by negligence, gross negligence, willful misconduct, fraud or illegality of a party otherwise entitled to indemnification or contribution.  Further, we express no opinion with respect to the enforceability of Section 2(c) of the Registration Rights Agreement as it relates to the treatment of Registration Delay Payments (as defined in the Registration Rights Agreement) to the Buyers as liquidated damages and not as a penalty.

(3)           We express no opinion as to the validity or enforceability of any provision of the Opinion Documents that purports to (i) waive or otherwise affect any right, warranty or defense that cannot be waived or otherwise affected as a matter of law, (ii) permit any Person to deal with, or dispose of, any Collateral, in any event other than in compliance with, to the extent applicable thereto, the NY UCC, or stipulate that particular conduct shall be commercially reasonable, (iii) authorize conclusive determinations by any party or to permit a party to make determinations in its sole discretion, (iv) restrict access to legal or equitable remedies, (v) permit any party to increase the obligations of any person or entity without the consent of such person or entity, (vi) reinstate any obligation after payment or otherwise, (vii) permit modification thereof only by means of an agreement signed in writing by the parties, or (viii) establish property classifications, presumptions or evidentiary standards.

(4)           We note that the enforceability of specific provisions of the Opinion Documents may be subject to standards of reasonableness, care and diligence and “good faith” limitations and obligations such as those provided in §§ 1-102(3), 1-203 and 1-208 and other provisions of the New York UCC, applicable principles of common law and judicial decisions.

(5)           In connection with any provisions of any of the Opinion Documents whereby the Company or BVI Sub submits to the jurisdiction of the Federal courts located in the State of New York, we note the limitations of 28 U.S.C. §§ 1331 and 1332 on Federal court jurisdiction, and we also note that such submissions cannot supersede such court’s discretion in determining whether to transfer an action from one Federal court to another under 28 U.S.C. § 1404(a).

D.           The opinion expressed in paragraph 4 assumes that the Notes are converted in accordance with their terms, including, without limitation, with respect to the payment of the applicable conversion price to the Company.

E.           The opinions expressed in paragraph 5 and 6 above as to the need for any consents, approvals, permits, orders or authorizations of, or any qualifications, registrations, designations, declarations or filings with, any federal or New York authority, and as to violations of laws, rules or regulations applicable to the Company, is based upon a review of those statutes, rules and regulations that, in our experience, are normally applicable to the transactions contemplated by the Opinion Documents.  Further, the opinions expressed in paragraphs 5 and 6 above do not encompass (i) consents, compliance with, filings or exemptions from, the registration and prospectus delivery requirements of the Federal securities laws (which are specifically covered in paragraph 7 above) or state securities or “Blue Sky” laws or (ii) compliance with any of the anti-fraud provisions of applicable Federal and state securities laws, rules or regulations.

July 15, 2010

F.           The opinion expressed in paragraph 7:  (i) assumes (a) the truth and accuracy of the representations and warranties of each of the Buyers in the Purchase Agreement, (b) that each of the Buyers will comply with the restrictions on transfer contained in the Purchase Agreement and (c) that offers and sales of the Securities by the Company and any person acting behalf of the Company were not made by means of any form of general solicitation or general advertising and (ii) does not encompass compliance with any of the anti-fraud provisions of applicable Federal or state securities laws, rules or regulations.

G.           We express no opinion herein as to the creation of any Liens or security interests except as set forth in the opinions in paragraphs 8 and 9 above.  The opinions set forth in paragraphs 8 and 9 above regarding the creation of Liens or security interests, and in paragraph 3 regarding the enforceability of such Liens and security interests, are subject to the following:

(1)           We express no opinion regarding the accuracy, completeness or sufficiency of any property or collateral descriptions contained in the Security Documents.

(2)           We express no opinion as to any security interest to which Article 9 of the New York UCC is inapplicable pursuant to Section 9-109 thereof.

(3)           We have made no examination of, and express no opinion as to, the title of any person to any of the Collateral or the value of any security granted to the Collateral Agent.  We have assumed that each of the Company and BVI Sub, as applicable, has rights in the Collateral in which it purports to grant a security interest pursuant to the Security Documents for the purpose of attachment as contemplated by Section 9-203 of the New York UCC.

(4)           Under Section 9-315(a) of the New York UCC, the security interests in the Collateral, other than with respect to identifiable proceeds, if any, received in exchange therefor, will be lost to the extent that the Collateral Agent authorizes a sale, lease, license, exchange or other disposition of any part thereof free of the security interest.

(5)           We note that Section 9-408(c) of the New York UCC imposes restrictions on the effectiveness of the security interest in a “general intangible” (as defined in the New York UCC) that contains terms that prohibit, restrict or require the consent to the assignment or transfer of, or creation, attachment or perfection of a security interest in, such general intangible.

(6)           We express no opinion on the ability of the Collateral Agent, as a secured party, to become the owner of, or validly transfer or assume, any of the rights and duties of the Company or BVI Sub, as applicable, as a party to any contract or agreement under which such Person’s rights, obligations or duties are not freely or unconditionally assignable or transferable.

July 15, 2010

(7)           The rights of the Company or BVI Sub, as applicable, to create a security interest in any accounts consisting of claims against any government or governmental agency (including, without limitation, the United States of America or any state thereof or any agency or department thereof or of any state) may be limited by the Federal Assignment of Claims Act or similar state or local statute.

H.           We express no opinion herein as to the perfection of any Liens or security interests except as set forth in the opinions in paragraphs 10, 11, 12 and 13 above.  Such opinions are subject to the following:

(1)           We express no opinion regarding the accuracy, completeness or sufficiency of any property or collateral descriptions contained in any Security Documents.

(2)           We call to your attention that Sections 9-301, 9-307 and 9-316 of the New York UCC, the D.C. UCC and the Delaware UCC, as applicable, contain and refer to rules under which the laws of jurisdictions other than New York, the District of Columbia or Delaware would apply to the perfection, and the effect of perfection or nonperfection, of a security interest.  We further call to your attention that Sections 9-310 and 9-312 of the New York UCC, the D.C. UCC and the Delaware UCC, as applicable, describe situations in which filing is not necessary or is ineffective to perfect a security interest.

(3)           We express no opinion as to the creation of a security interest or Lien on any of the Collateral consisting of real property or interests therein, including without limitation, any Collateral constituting fixtures or easements.

(4)           Except for our opinions in paragraphs 12 and 13 above with respect to the Trademarks and Patents, we express no opinion as to the perfection of any security interest as to which, under Section 9-311 of the New York UCC, the D.C. UCC or the Delaware UCC, a filing of a financing statement is ineffective under any United States statute, regulation or treaty to perfect a security interest.

(5)           The perfection of the Collateral Agent’s security interest in any proceeds of any Delaware Collateral will be limited as provided in Section 9-315 of the Delaware UCC and the perfection of the Collateral Agent’s security interest in any proceeds of the D.C. Collateral will be limited as provided in Section 9-315 of the D.C. UCC.

(6)           In rendering the opinion in paragraphs 10(b) and 11(b) above, we have assumed that no part of the Collateral consists of farm products, as-extracted collateral or timber to be cut, or goods that are or are to become fixtures or cooperative interests, each within the meaning of Section 9-501(a) of the New York UCC, the D.C. UCC and the Delaware UCC.

July 15, 2010

(7)           We call to your attention that: (a) under Section 9-316 of the Delaware UCC and 9-316 of the D.C. UCC, perfection of any security interest in the Delaware Filing Collateral or the D.C. Filing Collateral, respectively, will lapse (i) four months after the applicable debtor changes its location to another jurisdiction or (ii) one year after the applicable debtor transfers the Collateral to a Person who thereby becomes a debtor under the Opinion Documents and who is located in another jurisdiction, unless, in either case, appropriate steps are taken to perfect such security interest in such other jurisdiction before the expiration of such four-month or one-year period, as applicable; (b) under Section 9-507 of the Delaware UCC and Section 9-507 of the D.C. UCC, if the applicable debtor changes its name so as to make its UCC-1 financing statement seriously misleading, then perfection will lapse as to any Collateral acquired more than four months after such change unless one or more appropriate financing statements indicating the new name of such debtor is properly filed before the expiration of such four-month period; (c) Section 9-508 of the Delaware UCC and Section 9-508 of the D.C. UCC require the filing of a new financing statement to continue perfection where the financing statement becomes seriously misleading as a result of the difference between the name of an original debtor and a new debtor; and (d) Section 9-515 of the Delaware UCC and Section 9-515 of the D.C. UCC require the filing of continuation statements within six-months prior to each five year anniversary of the date of filing of the UCC-1 financing statement or the filing of any continuation statements in order to maintain the effectiveness of any UCC-1 financing statement.

(8)           In giving the opinion in Section 11(a) above, we have assumed that the chief executive office of BVI Sub is not located in a jurisdiction in which the law generally requires information concerning the existence of a nonpossessory security interest to be made generally available in a filing, recording, or registration system as a condition or result of a security interest’s obtaining priority over the rights of a lien creditor with respect to collateral.

I.           The opinions set forth in paragraphs 8, 9, 10, 11, 12 and 13 above regarding the creation and perfection of Liens and security interests are subject to the following:

(1)           We express no opinion herein as to the ranking or priority of any Liens, security interests, rights or claims of any kind on any Collateral.

(2)           We express no opinion with respect to the effect of Section 552 of the Bankruptcy Code (11 U.S.C. §552) (relating to property acquired by a pledgor after the commencement of a case under the United States Bankruptcy Code with respect to such pledgor) or Section 506(c) of the Bankruptcy Code (11 U.S.C. §506(c)) (relating to certain costs and expenses of a trustee in preserving or disposing of Collateral).

(3)           We note that the effectiveness or perfection of the security interests in the Collateral may be impaired, lost or adversely affected as to such property, or portions thereof, that (A) to the extent provided in Section 9-336 of the New York UCC, the Delaware UCC and the D.C. UCC, become commingled goods (as defined in such Section 9-336), (B) pursuant to Section 9-320 of the New York UCC, the Delaware UCC and the D.C. UCC are goods purchased by a buyer in the ordinary course of business, (C) pursuant to Section 9-321 of the New York UCC, the Delaware UCC and the D.C. UCC are general intangibles licensed or goods leased in the ordinary course of business, or (D) are goods purchased by a buyer other than in the ordinary course of business as provided in Section 9-323(d) of the New York UCC, the Delaware UCC and the D.C. UCC.

July 15, 2010

J.           We do not express any opinion with respect to any exhibit to, or other agreement referred to in, any of the Opinion Documents.

K.           With respect to references herein to “to our knowledge” or words or phrases of similar import (whether or not modified by any additional phrases), such references mean the actual, current knowledge that those attorneys of this Firm who have devoted substantive attention to the transactions to which this opinion relates.  In addition, as to certain factual matters, we have relied on (and assumed the truth, accuracy and completeness of) a certificate of James A. Hayward and Kurt H. Jensen, Chief Executive Officer and Chief Financial Officer, respectively, of the Company.  We further advise you that we did not perform any examination of courts, boards, other tribunals or public records with respect to any litigation, investigation or proceedings, or judgments, orders or decrees, in any event applicable to the Company, its subsidiaries or any of its properties.

The opinions expressed herein are solely for the benefit of, and may only be relied upon by, Etico Capital, L.P., Basis Financial, LLC and the Buyers listed in the Schedule of Buyers to the Purchase Agreement in connection with the transactions contemplated by the Purchase Agreement.  This opinion may not be furnished to (except in connection with any legal or arbitral proceedings or as may be required by applicable law, and in any such events, as shall be directed or required incident thereto pursuant to a duly issued subpoena, writ, order, written request of a governmental or regulatory authority or other legal process), or relied upon by, any other person without our prior written consent.  The opinions expressed herein are as of the date hereof, and we make no undertaking to amend or supplement such opinions as facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

Very truly yours,

Fulbright & Jaworski L.L.P.

Exhibit G

Form of Secretary’s Certificate

APPLIED DNA SCIENCES, INC.

SECRETARY’S CERTIFICATE

The undersigned hereby certifies, on this 15th day of July, 2010, that he is the duly elected, qualified and acting Secretary of Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of July 15, 2010 (the “Securities Purchase Agreement”), by and among the Company and the investors listed on the Schedule of Buyers attached thereto, and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below.  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

(i)
Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting of the Board of Directors held on June 29, 2010.  Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

(ii)
Attached hereto as Exhibit B is a true, correct and complete copy of the Certificate of Incorporation of the Company, together with any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Certificate of Incorporation, the same being in full force and effect in the attached form as of the date hereof.

(iii)
Attached hereto as Exhibit C is a true, correct and complete copy of the Bylaws of the Company and any and all amendments thereto currently in effect, and no action has been taken to further amend, modify or repeal such Bylaws, the same being in full force and effect in the attached form as of the date hereof.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date first written above.

Ming-Hwa Benjamin Liang
Secretary

I, Kurt H. Jensen, Chief Financial Officer of the Company, hereby certify that Ming-Hwa Benjamin Liang is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

Kurt H. Jensen
Chief Financial Officer

Exhibit H

Form of Officer’s Certificate

APPLIED DNA SCIENCES, INC.

OFFICER’S CERTIFICATE

The undersigned, being and in his capacity as the duly elected Chief Executive Officer of Applied DNA Sciences, Inc., a Delaware corporation (the “Company”), on this 15th day of July, 2010, hereby certifies to the Buyers pursuant to Section 7(viii) of the Securities Purchase Agreement, dated as of July 15, 2010, by and among the Company and the investors identified on the Schedule of Buyers attached thereto (the “Securities Purchase Agreement”), as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.
The representations and warranties made by the Company as set forth in Section 3 of the Securities Purchase Agreement are true and correct in all material respects as of the date hereof (or, in the case of representations and warranties that speak as of a specific date, are true and correct in all material respects as of such date), except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which are true and correct in all respects as of the date hereof (or, in the case of any such representations and warranties that speak as of a specific date, are true and correct in all respects as of such date); and

2.
The Company has, in all material respects, performed, satisfied and complied with all covenants, agreements and conditions required to be performed, satisfied or complied with by it at or prior to the date hereof under the Transaction Documents

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate on the date first written above.

By:
Name: James A. Hawyard
Title: Chief Executive Officer

SCHEDULE 3(a)

Foreign Qualifications

The Company is currently not qualified as a foreign entity in the state of New York.  Upon learning of such failure to be so qualified and as of the date hereof, the Company has taken all steps necessary to qualify as a foreign entity in New York.

Subsidiaries

1.	APDN (B.V.I.) Inc.

2.	Applied DNA Sciences Europe Limited

SCHEDULE 3(q)

Transactions with Affiliates

The Company has issued and sold an aggregate principal amount of $1,675,000 in currently outstanding secured convertible promissory notes bearing interest at 10% per annum to James A. Hayward, the Chairman, President and Chief Executive Officer of the Company.  See Items 1, 2, 3, 5, 8 and 12 of Schedule 3(r)(iii).

SCHEDULE 3(r)

Equity Capitalization

The Company currently has a total of 96,120,000 shares of Common Stock reserved for issuance pursuant to options granted under the Company’s stock option plan and outstanding options and warrants.  As of the date hereof, options and warrants to purchase 11,960,000 of these shares are currently unvested, and options to purchase 29,000,000 shares are unvested and conditional upon approval by the Company’s stockholders of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 410,000,000 to 800,000,000 at the Annual Meeting of Stockholders, to be held on June 29, 2010.  As of the date hereof, the amendment has received enough votes to be approved at the Annual Meeting.  The options and warrants to purchase the remaining 55,160,000 shares are currently underwater.

The Company also has a total of 65,661,281 shares of Common Stock reserved for issuance pursuant to an aggregate of $3,375,000 secured convertible promissory notes currently outstanding.  The Company has the ability to prepay all of these notes in lieu of issuing shares upon conversion.  Of the 65,661,281 shares reserved for issuance, 38,965,026 shares are convertible pursuant to and aggregate of $1,675,000 notes held by the Company’s chief executive officer, James A. Hayward.  Dr. Hayward has agreed to delay conversion of these notes to a date after the Company’s Certificate of Incorporation is amended to increase the number of authorized shares upon approval by the Company’s stockholders, as discussed above.

(i)           None

(ii)          See Attachment 1 to this Schedule 3(r).

(iii)        The following are a list of secured convertible promissory notes outstanding as of the Closing Date (the “Existing Promissory Notes”):

1.
Promissory Note in the aggregate principal amount of $150,000 issued on January 29, 2009 to James A. Hayward, due January 29, 2010* with interest at 10% per annum (the “January Note”) and a warrant (“January Warrant”) to purchase 300,000 shares of our common stock.  The January Note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on January 29, 2010* at a conversion price of $0.033337264 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the January Note on three days written notice (during which period the holder can elect to convert the January Note).  The January Note bears interest at the rate of 10% per annum and is due and payable in full on January 29, 2010*.  Until the principal and accrued but unpaid interest under the January Note are paid in full, or converted into shares of our common stock, the January Note will be secured by a security interest in all of the Company’s assets.  The January Warrant is exercisable for a four-year period commencing on January 29, 2010, and expiring on January 28, 2014, at a price of $0.50 per share.  The January Warrant may be redeemed at the Company’s option at a redemption price of $0.01 upon the earlier of (i) January 29, 2012, and (ii) the date the Company’s common stock has traded on The Over the Counter Bulletin Board at or above $1.00 per share for 20 consecutive trading days.

2.
Promissory Note in the aggregate principal amount of $200,000 issued on February 27, 2009 to James A. Hayward, due February 27, 2010* with interest at 10% per annum (the “February Note”). The February Note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on February 27, 2010* at a conversion price of $0.046892438 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the February Note on three days written notice (during which period the holder can elect to convert the February Note).  The February Note bears interest at the rate of 10% per annum and is due and payable in full on February 27, 2010*.  Until the principal and accrued but unpaid interest under the February Note are paid in full, or converted into shares of our common stock, the February Note will be secured by a security interest in all of the Company’s assets.

3.
Promissory Note in the aggregate principal amount of $250,000 issued on March 30, 2009 to James A. Hayward, due March 30, 2010* with interest at 10% per annum (the “March Note”).  The March Note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on March 30, 2010* at a conversion price of $0.043239467 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the March Note on three days written notice (during which period the holder can elect to convert the March Note).  The March Note bears interest at the rate of 10% per annum and is due and payable in full on March 30, 2010*.  Until the principal and accrued but unpaid interest under the March Note are paid in full, or converted into shares of our common stock, the March Note will be secured by a security interest in all of the Company’s assets.

4.
Promissory Notes in the aggregate principal amount of $250,000 issued on June 22, 2009 to accredited investors, due June 22, 2010 with interest at 10% per annum (the “June 22 Notes”).  The June 22 Notes and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on June 22, 2010 at a conversion price of $0.110279774 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholders at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the June 22 Notes on three days written notice (during which period the holders can elect to convert the June 22 Notes).  The June 22 Notes bear interest at the rate of 10% per annum and are due and payable in full on June 22, 2010.  Until the principal and accrued but unpaid interest under the June 22 Notes are paid in full, or converted into shares of our common stock, the June 22 Notes will be secured by a security interest in all of the Company’s assets.

5.
Promissory Note in the principal amount of $150,000 issued on June 30, 2009 to James A. Hayward, due June 30, 2010 with interest at 10% per annum (the “June Note”).  The June Note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on June 30, 2010 at a conversion price of $0.103059299 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the June Note on three days written notice (during which period the holder can elect to convert the June Note).  The June Note bears interest at the rate of 10% per annum and is due and payable in full on June 30, 2010.  Until the principal and accrued but unpaid interest under the June Note are paid in full, or converted into shares of our common stock, the June Note will be secured by a security interest in all of the Company’s assets.

6.
Promissory Notes in the aggregate principal amount of $430,000 issued on August 21, 2009 to accredited investors, due August 21, 2010 with interest at 10% per annum (the “August Notes”).  The August Notes and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on August 21, 2010 at a conversion price of $0.095312615 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholders at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the August Notes on three days written notice (during which period the holders can elect to convert the August Notes).  The August Notes bear interest at the rate of 10% per annum and are due and payable in full on August 21, 2010.  Until the principal and accrued but unpaid interest under the August Notes are paid in full, or converted into shares of our common stock, the August Notes will be secured by a security interest in all of the Company’s assets.

7.
Promissory Notes in the aggregate principal amount of $250,000 issued on September 30, 2009 to accredited investors, due September 30, 2010 with interest at 10% per annum (the “September Notes”).  The September Notes and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on August 21, 2010 at a conversion price of $0.121732857 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholders at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the September Notes on three days written notice (during which period the holders can elect to convert the September Notes).  The September Notes bear interest at the rate of 10% per annum and are due and payable in full on August 21, 2010.  Until the principal and accrued but unpaid interest under the September Notes are paid in full, or converted into shares of our common stock, the September Notes will be secured by a security interest in all of the Company’s assets.

8.
Promissory Note in the principal amount of $250,000 issued on September 30, 2009 to James A. Hayward, due September 30, 2010 with interest at 10% per annum (the “September Hayward Note”). The September Hayward Note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on September 30, 2010 at a conversion price of $0.121732857 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the September Hayward Note on three days written notice (during which period the holder can elect to convert the September Hayward Note).  The September Hayward Note bears interest at the rate of 10% per annum and is due and payable in full on September 30, 2010.  Until the principal and accrued but unpaid interest under the September Hayward Note are paid in full, or converted into shares of our common stock, the September Hayward Note will be secured by a security interest in all of the Company’s assets.

9.
Promissory Notes in the aggregate principal amount of $270,000 issued on October 14, 2009 to accredited investors, due October 14, 2010 with interest at 10% per annum (the “October Notes”).  The October Notes and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on October 14, 2010 at a conversion price of $0.092674218 per share (“Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholders at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the October Notes on three days written notice (during which period the holders can elect to convert the October Notes).  The October Notes bear interest at the rate of 10% per annum and are due and payable in full on October 14, 2010.  Until the principal and accrued but unpaid interest under the October Notes are paid in full, or converted into shares of our common stock, the October Notes will be secured by a security interest in all of the Company’s assets.

10.
Promissory Notes in the aggregate principal amount of $50,000 issued on January 7, 2010 to Glenn A. Little, due January 7, 2011 with interest at 10% per annum (the “Little Note”).  The Little Note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on January 7, 2011 at a conversion price of $0.052877384 per share, which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and is convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the automatic conversion price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the Little Note on three days written notice (during which period the holder can elect to convert the Little Note).  The Little Note bears interest at the rate of 10% per annum and is due and payable in full on January 7, 2011.  Until the principal and accrued but unpaid interest under the Little Note are paid in full, or converted into shares of our common stock, the Little Note will be secured by a security interest in all of the Company’s assets.

11.
Promissory Note in the aggregate principal amount of $450,000 issued on June 4, 2010 to an accredited investor, due June 4, 2011 with interest at 10% per annum (the “June 2010 Note”).  The June 2010 Note and accrued but unpaid interest thereon shall automatically convert into shares of our common stock on June 4, 2011 at a conversion price of $0.38866151 per share (the “Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance, and are convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the June 2010 Note on three days written notice (during which period the holder can elect to convert the June 2010 Note).  The June 2010 Note bears interest at the rate of 10% per annum and is due and payable in full on June 4, 2011.  Until the principal and accrued but unpaid interest under the June 2010 Note is paid in full, or converted into shares of our common stock, the June 2010 Note will be secured by a security interest in all of the Company’s assets.

12.
Promissory Note in the aggregate principal amount of $675,000 issued on June 4, 2010 to James A. Hayward, due January 31, 2012 with interest at 10% per annum (the “June 2010 Hayward Note”). The June 2010 Hayward Note and accrued but unpaid interest thereon shall automatically convert on the earlier of (a) January 31, 2012 into shares of our common stock at a conversion price of $$0.38866151 per share (the “Automatic Conversion Price”), which is equal to a 20% discount to the average volume, weighted average price of our common stock for the ten trading days prior to issuance or (b) the closing of a Qualified Financing into shares of Qualified Financing Securities at a conversion price equal to a 20% discount to the purchase price paid by investors in the Qualified Financing.  A Qualified Financing is defined in the June 2010 Hayward Note as the issuance and sale by the Company, its subsidiaries or any of their affiliates of equity or debt securities (“Qualified Financing Securities”) in a single transaction that results in gross proceeds of at least $10,000,000.  In addition, the June 2010 Hayward Note is convertible into shares of our common stock at the option of the noteholder at any time prior to such automatic conversion at a price equal to the greater of (i) 50% of the average price of our common stock for the ten trading days prior to the date of the notice of conversion and (ii) the Automatic Conversion Price.  In addition, any time prior to conversion, the Company has the irrevocable right to repay the unpaid principal and accrued but unpaid interest under the June 2010 Hayward Note on three days written notice (during which period the holder can elect to convert the promissory note).  The June 2010 Hayward Note bears interest at the rate of 10% per annum and is due and payable in full on January 31, 2012.  Until the principal and accrued but unpaid interest under the June 2010 Hayward Note is paid in full, or converted into shares of our common stock, the June 2010 Hayward Note will be secured by a security interest in all of the Company’s assets and the intellectual property of APDN (B.V.I.) Inc, the Company’s wholly-owned subsidiary.

* These promissory notes have matured but the Company and James A. Hayward have agreed to delay payment and conversion of these notes to a future date.

Pursuant to a security agreement made and entered into as of July 15, 2010, APDN (B.V.I.) Inc.,  the Company’s wholly-owned subsidiary, granted a security interest in the Collateral (as defined in the Security Documents) to the holders of the Existing Promissory Notes, which security interest will be pari passu with the security interest granted to the Collateral Agent for the benefit of the Buyers pursuant to the Security Agreement.

(iv)	A UCC-1 was filed in connection with each of the Existing Promissory Notes

(v)	None

(vi)	None

(vii)	None

(viii)	None

(ix)	None

Attachment 1 to Schedule 3(r)
APDN Warrants & Options

		Exercise	Number	Expiration	Warrant	Issue
Description		Price		Date	Life	Date

Arjent Limited (UK)		0.06	2,000,000	02/19/2014	5.00	2/20/09

Global Asset Management	1	0.06	10,000,000	04/29/2015	5.00	4/29/10

Consultant (CRA)		0.07	200,000	03/15/2012	1.00	3/16/09

Directors & Advisors (Sep ‘06)		0.09	16,400,000	09/01/2011	5.00	9/1/06

Falkner Settlement		0.10	1,500,000	03/26/2013	4.00	3/27/09

Bridge Note Nov 2005		0.50	5,500,000	11/08/2010	5.00	11/9/05

March ‘06 Promissory Note		0.50	3,000,000	03/07/2011	5.00	3/8/06

7M PPM - May 06		0.50	2,000,000	05/02/2011	5.00	5/3/06

7M PPM - June 06		0.50	5,900,000	05/02/2011	5.00	5/3/06

Directors & Advisors - bridge (Apr ‘07)		0.50	200,000	04/22/2012	5.00	4/23/07

Bridge Note - 6/27/07		0.50	300,000	06/26/2012	5.00	6/27/07

Directors & Advisors - bridge (Jun ‘07)		0.50	500,000	06/29/2012	5.00	6/30/07

Directors & Advisors - bridge (Jul ‘07)		0.50	400,000	07/29/2012	5.00	7/30/07

Bridge Note - 8/8/07		0.50	200,000	08/07/2012	5.00	8/8/07

Directors & Advisors - bridge (Sep ‘07)		0.50	600,000	09/29/2012	5.00	9/30/07

Directors & Advisors - bridge (Oct ‘08)		0.50	1,000,000	10/20/2013	5.00	10/21/08

Directors & Advisors - bridge (Oct ‘08)		0.50	300,000	01/28/2014	5.00	1/29/09

Bridge Note - 10/4/07		0.50	1,100,000	10/03/2012	5.00	10/4/07

Bridge Note - 10/30/07		0.50	1,300,000	10/29/2012	5.00	10/30/07
Bridge Note - 11/29/07		0.50	2,000,000	11/28/2012	5.00	11/29/07

Bridge Note - 12/20/07		0.50	900,000	12/19/2012	5.00	12/20/07

Bridge Note - 1/17/08		0.50	900,000	01/16/2013	5.00	1/17/08

Bridge Note - 3/4/08		0.50	500,000	03/03/2013	5.00	3/4/08

Bridge Note - 5/7/08		0.50	200,000	05/06/2013	5.00	5/7/08

Bridge Note - 7/31/08		0.50	300,000	07/30/2013	5.00	7/31/08

Total			57,200,000

ESOP - Cashless Options	2	0.11	7,420,000	06/17/2013	5.00	6/17/08

ESOP - Cashless Options		0.09	1,500,000	09/01/2011	5.00	9/1/06

ESOP - Cashless Options	3	0.07	1,000,000	02/23/2014	5.00	2/23/09

ESOP - Cashless Options	4	0.05	29,000,000	05/27/2015	5.00	5/27/10

Total With ESOP options			96,120,000

Less Unvested portion	1	0.06	7,500,000

	2	0.11	3,710,000

	3	0.07	750,000

	4	0.05	29,000,000

Total adjusted for non-vesting			55,160,000

SCHEDULE 3(s)

Indebtedness and Other Contracts

(i)          See the description of the Existing Promissory Notes as set forth in Schedule 3(r)(iii) hereto.

(ii)         None.

(iii)        The following Promissory Notes have matured but the Company and James A. Hayward have agreed to delay payment and conversion of these notes to a future date:

1.	Promissory Note in the aggregate principal amount of $150,000 issued on January 29, 2009 to James A. Hayward, due January 29, 2010 with interest at 10% per annum.

2.	Promissory Note in the aggregate principal amount of $200,000 issued on February 27, 2009 to James A. Hayward, due February 27, 2010 with interest at 10% per annum.

3.	Promissory Note in the aggregate principal amount of $250,000 issued on March 30, 2009 to James A. Hayward, due March 30, 2010 with interest at 10% per annum.

(iv)        None.

SCHEDULE 3(t)

Absence of Litigation

Intervex, Inc. v. Applied DNA Sciences, Inc. (Supreme Court of the State of New York Index No.08-601219):

Intervex, Inc., or Intervex, the plaintiff, filed a complaint on or about April 23, 2008 related to a claim for breach of contract. In March 2005, the Company entered into a consulting agreement with Intervex, which provided for, among other things, a payment of $6,000 per month for a period of 24 months, or an aggregate of $144,000. In addition, the consulting agreement provided for the issuance by the Company to Intervex of a five-year warrant to purchase 250,000 shares of the Company’s common stock with an exercise price of $.75. Intervex asserts that the Company owes them 17 payments of $6,000, or an aggregate of $102,000, plus accrued interest thereon, and a warrant to purchase 250,000 shares of the Company’s common stock. The Company has counterclaimed for compensatory and punitive damages, restitution, attorneys’ fees and costs, interest and other relief the court deems proper. The Company filed a motion for summary judgment and Intervex filed a cross-motion for summary judgment.  The court denied both motions on April 19, 2010. This matter is in the early stages of discovery. The Company intends to vigorously defend against the claims asserted against it.

SCHEDULE 3(x)

Intellectual Property Rights

In June 2008, the Company received a letter from Trace Tag International Limited (“Trace Tag”) and 3Si Security Systems Inc. (“3Si”) providing the Company with notice of the potential infringement of a European patent relating to a marketing apparatus for nucleic acid marking of items.  The Company supplies its SigNature DNA markers to a company based in the United Kingdom for use in a device that marks items.  As of the date hereof, neither Trace Tag nor 3Si has taken any further actions against the Company with respect to this matter.

SCHEDULE 3(ee)

Ranking of Notes

The Existing Promissory Notes as set forth in Schedule 3(r)(iii) hereto rank pari passu with the Notes.

SCHEDULE 3(hh)

Price of Securities, Compensation

From 2003 through the Closing Date, the Company had engaged Arjent Services LLC and Arjent Limited, both registered broker dealer firms, (collectively, “Arjent”) to act as placement agents in connection with sales of promissory notes to accredited investors (“Private Placements”).  In connection with these Private Placements, the Company has paid compensation to Arjent.